Exhibit 10.58

ELEVATE CREDIT, INC.

June 30, 2016

VPC Specialty Lending Investments Intermediate, L.P.

VPC Specialty Finance Fund I, L.P.

VPC Investor Fund B, LLC

c/o Victory Park Capital Advisors, LLC

227 W. Monroe Street, Suite 3900

Chicago, Illinois 60606

Attention: Scott R. Zemnick, General Counsel

RE: ELEVATE CREDIT, INC. – EQUITY SECURITIES

To Whom It May Concern:

This letter agreement (this “Letter Agreement”) memorializes an agreement by and among Elevate Credit, Inc., a Delaware corporation (the “Company”), and VPC Specialty Lending Investments Intermediate, L.P., VPC Specialty Finance Fund I, L.P. and VPC Investor Fund B, LLC (each, an “Investor” and collectively, the “Investors”), in connection with (i) that certain Second Amended and Restated Financing Agreement, dated as of the date hereof, by and among Rise SPV, LLC, a Delaware limited liability company (the “US Term Note Borrower”), Elevate Credit International Ltd., a company incorporated under the laws of England (the “UK Borrower”), Elevate Credit Service, LLC, a Delaware limited liability company (the “US Last Out Term Note Borrower”), the Company, the Guarantors (as defined therein) party thereto, Victory Park Management, LLC, as administrative agent and collateral agent (in such capacity, the “Agent”), and the Lenders (as defined therein) party thereto (together with all exhibits and schedules thereto and as may be amended, restated, modified and supplemented from time to time, the “Financing Agreement”); and (ii) the issuance by the Company to each Investor of a Senior Secured Convertible Note, dated as of the date hereof, convertible into New Equity Securities of the Company or shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”) pursuant to the terms set forth therein (as each may be amended, restated, modified and supplemented from time to time, the “Convertible Notes”). Capitalized terms used and not defined herein are defined in the Convertible Notes.

1. Reserved.

2. Transfers to Affiliates. Notwithstanding anything to the contrary in that certain Amended and Restated Certificate of Incorporation of the Company (the “Charter”), the Bylaws of the Company, that certain Investors’ Rights Agreement of the Company, dated as of May 1, 2014 (the “IRA”), that certain Voting Agreement of the Company, dated as of May 1, 2014, that certain Right of First Refusal and Co-Sale Agreement of the Company, dated as of May 1, 2014 (the “Co-Sale Agreement”), and any other similar governing documents of the Company (as each may be amended, restated, modified and supplemented from time to time, collectively the “Governing Documents”), any Investor may transfer all or a portion of any debt or equity security in the Company that such Investor holds from time to time, including such Investor’s Convertible Note and the equity securities issued to such Investor upon the conversion of the same, and may transfer any rights, duties or obligations of such Investor under the Governing Documents, to (a) any of its members, partners, affiliates or affiliated investment funds, (b) any Lender under the Financing Agreement or (c) any assignee or transferee of some or all of the rights and obligations of a Lender under the Financing Agreement (each transferee, a “Permitted

Transferee” and each transfer, a “Permitted Transfer”). For any Permitted Transfer, (i) no consent or approval shall be needed from the Company or any of its subsidiaries, their respective board of directors or managers, or any other party; (ii) such transfer shall not be subject to any restriction, including any right of first refusal or tag-along right, other than any restriction set forth in such Investor’s Convertible Note that is required to maintain such Convertible Note in “registered form” for U.S. federal income tax purposes; and (iii) no registration statement or legal opinion shall be required, provided that such Investor provides written notice to the Company of such transfer. The Company agrees that the terms of each Convertible Note transferred hereunder and this Letter Agreement shall, as of the effective date of any such transfer, apply to the Permitted Transferee as if the Company had issued such Convertible Note and this Letter Agreement to such transferee.

3. Information Rights. For so long as the Convertible Note is outstanding, the Company agrees to deliver to the Investors any information provided to Major Holders (as defined in the IRA) under the IRA as of the date hereof, including but not limited to: (a) annual audited financial statements within ninety (90) days following year-end; (b) quarterly unaudited financial statements within forty-five (45) days following quarter-end; and (c) monthly unaudited financial statements within thirty (30) days following month-end.

4. Conversion Upon A Qualified Equity Financing. In connection with a Qualified Equity Financing in which any Investor converts its Convertible Note (in whole or in part) and has received New Equity Securities of the Company, the Company agrees that such Investor shall, at a minimum, be entitled to the following rights (either pursuant to the Governing Documents and any other agreements being entered into by such Investor in connection with such Qualified Equity Financing (collectively, the “Qualified Equity Financing Documents”), this Letter Agreement or otherwise):

(a) Major Investor Rights. The Company agrees that such Investor shall be entitled to receive all of the rights and privileges granted to a Major Holder (as defined in the IRA) under the IRA as of the date hereof, including but not limited to, information rights, inspection rights and preemptive rights.

(b) Registration Rights. The Company agrees that such Investor shall be entitled to receive registration rights with respect to such New Equity Securities that are (i) no less favorable to such Investor than the registration rights provided to any other holder of New Equity Securities and (ii) no less favorable to such Investor than the registration rights provided to a Holder (as defined in the IRA) under Section 2 of the IRA as of the date hereof.

(c) Redemption Rights. The Company agrees that such Investor shall be entitled to receive redemption rights that are no less favorable to such Investor than the redemption rights provided to any other holder of New Equity Securities.

(d) Drag-Along Protections. In connection with a proposed Change of Control (as defined below) of the Company or other similar transaction in which the Company has “drag along” rights (a “Required Sale”), the Company agrees that (i) such Investor shall not be required to make any representations and warranties other than with respect to its organization, valid ownership of its equity in the Company, free and clear of all liens (other than those arising under applicable securities laws), and authority, power and right to enter into and consummate the Required Sale; (ii) any representations, warranties, covenants and indemnities required to be made by such Investor as a result of the Required Sale shall be on a several, and not joint, basis, based on its proportionate share of the sale proceeds; (iii) such Investor shall not be required to enter into any non-competition or non-solicitation obligation, or other restrictive covenant in connection with the Required Sale; (iv) such Investor shall receive the same form of consideration and the same consideration per share as the other stockholders of the Company holding the same class or series of shares of the Company as such Investor, and if such stockholders are given an option as to the form and amount of consideration to be received, such Investor shall be given the same option; and (v) such Investor shall be entitled to receive cash or other marketable securities as consideration for its New Equity Securities in connection with a Required Sale.

For purposes hereof, a “Change of Control” shall mean (i) an acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock primarily for capital raising purposes), other than a transaction or series of transactions in which the holders of the voting securities of the Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), as a result of shares in the Company held by such holders prior to such transaction, at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such transaction or series of transactions; and (ii) a sale, lease or other conveyance of all or substantially all of the assets of the Company.

(e) Right of First Refusal; Co-Sale Rights.

(i) The Company agrees that such Investor shall be entitled to receive a right of first refusal and a co-sale right with respect to any transfer or sale of shares of capital stock of the Company that are no less favorable to such Investor than the right of first refusal and co-sale right provided to any other holder of New Equity Securities.

(ii) In connection with any such transfer or sale of shares of capital stock of the Company in which such Investor has exercised its co-sale right (a “Co-Sale Transaction”), the Company shall not consent to, approve or facilitate such Co-Sale Transaction unless, and the Company shall use commercially reasonable efforts to cause the stockholder initiating the Co-Sale Transaction to ensure that (1) such Investor shall not be required to make any representations and warranties other than with respect to its organization, valid ownership of its equity in the Company, free and clear of all liens (other than those arising under applicable securities laws), and authority, power and right to enter into and consummate the Co-Sale Transaction; (2) any representations, warranties, covenants and indemnities required to be made by such Investor as a result of the Co-Sale Transaction shall be on a several, and not joint, basis, based on its proportionate share of the sale proceeds; (3) such Investor shall not be required to enter into any non-competition or non-solicitation obligation, or other restrictive covenant in connection with the Co-Sale Transaction; (4) such Investor shall receive the same form of consideration and the same consideration per share as the stockholder participating in the sale or transfer, and if the stockholders are given an option as to the form and amount of consideration to be received, such Investor shall be given the same option; and (5) such Investor shall be entitled to receive cash or other marketable securities as consideration for its equity in connection with a Co-Sale Transaction.

(f) Permitted Transfers. The Company agrees that such Investor shall be entitled to transfer all or a portion of any New Equity Securities and all rights, duties and obligations of such Investor under the Qualified Equity Financing Documents pursuant to a Permitted Transfer. For any such Permitted Transfer, (i) no consent or approval shall be needed from the Company or any of its subsidiaries, their respective board of directors or managers, or any other party; (ii) such transfer shall not be subject to any restriction, including any right of first refusal or tag-along right; and (iii) no registration statement or legal opinion shall be required, provided that such Investor provides written notice to the Company of such transfer. The Company agrees that the Qualified Equity Financing Documents shall provide the same.

(g) Amendments. The Company agrees that the rights and protections set forth in this Section 4 shall not be amended or waived without the prior written consent of the Investors. The Company agrees that it will not consent to any amendments to or waivers of the provisions of the Qualified Equity Financing Documents and it will not enter into any new agreement that would have the effect of amending or waiving the rights and protections set forth in this Section 4 without the prior written consent of the Investors.

5. Conversion Upon A Qualified Acquisition. In connection with a Qualified Acquisition in which any Investor converts its Convertible Note (in whole or in part) and has received Common Stock of the Company, the Company agrees that such Investor shall be entitled to the protections set forth in Section 4(d) above and the rights and protections set forth in Section 4(e) above in connection with such Qualified Acquisition regardless of whether such Investor has previously converted any portion of its Convertible Note as part of a Qualified Equity Financing and received similar rights in connection therewith.

6. Conversion Upon A Qualified IPO. In connection with a Qualified IPO in which any Investor converts its Convertible Note (in whole or in part) and has received Common Stock of the Company, the Company agrees that such Investor shall have the same registration rights with respect to such Common Stock that are provided to a Holder (as defined in the IRA) under Section 2 of the IRA as of the date hereof, regardless of whether such Investor has previously converted any portion of its Convertible Note as part of a Qualified Equity Financing and received similar rights in connection therewith. The Company further agrees that such Investor shall be entitled to transfer all or a portion of any such Common Stock and the corresponding registration rights pursuant to a Permitted Transfer (subject to compliance with applicable securities laws and regulations). For any such Permitted Transfer, (i) no consent or approval shall be needed from the Company or any of its subsidiaries, their respective board of directors or managers, or any other party; (ii) such transfer shall not be subject to any restriction, including any right of first refusal or tag-along right; and (iii) no registration statement or legal opinion shall be required, provided that such Investor provides written notice to the Company of such transfer.

7. Right to Conduct Activities. The Company hereby agrees and acknowledges that the Investors (together with their respective members and partners and their respective affiliates and affiliated investment funds, the “Fund Investors”) are professional investment funds, and as such invest debt and/or equity in numerous companies, some of which may be deemed competitive with the Company’s business (as currently conducted or as currently proposed to be conducted). The Company hereby agrees that, to the maximum extent permitted under applicable law, the Fund Investors shall not be liable to the Company for any claim arising out of, or based upon, (a) the debt or equity investment by a Fund Investor in any entity competitive with the Company, or (b) actions taken by any partner, officer or other representative of a Fund Investor to assist any such competitive company, whether or not such action was taken as a member of the board of directors of such competitive company or otherwise, and whether or not such action has a detrimental effect on the Company. Notwithstanding anything to the contrary in the Governing Documents, the Convertible Notes, the Qualified Equity Financing Documents or otherwise, none of Investors’ rights, privileges or preferences (including an informational or inspection rights) shall be reduced, impaired, terminated or amended as a result of any Fund Investor being a debt or equity investor in a competitor of the Company or otherwise having a business relationship with a competitor of the Company.

8. No Public Statements. The Company hereby agrees that it shall not issue any announcement or press release or make any statement or other disclosure relating, directly or indirectly, to the matters contemplated by this Letter Agreement or the identity of any Investor (or its members, partners, affiliates or affiliated investment funds), unless such announcement or release is agreed to by the Investors in writing.

9. No Effect Upon Lending Relationships. Notwithstanding anything to the contrary, nothing contained in the Governing Documents, the Convertible Notes, the Qualified Equity Financing Documents or otherwise shall affect, limit or impair the rights and remedies of Victory Park Management, LLC or each of the Lenders party to the Financing Agreement (individually, a “Subject Entity” and collectively, the “Subject Entities”), any of their respective affiliates, funding or financing sources or any other lenders in their capacities as lenders to the Company or any of its subsidiaries pursuant to any agreement under which the Company or any of its subsidiaries has or from time to time will have borrowed money, including, without limitation, the Financing Agreement. Without limiting the generality of the foregoing, neither any Subject Entity nor any such other person, in exercising its rights, remedies or claims as a lender or other creditor, including making its decision on whether to foreclose on any collateral security, shall have any duty to consider (a) its status as a direct or indirect equity holder of the Company, (b) the interests of the Company or any of its subsidiaries, or (c) any duty it may have to any other direct or indirect equity holder of the Company, except, with respect to the foregoing clauses (b) and (c), as may be required under the applicable loan documents or by nonwaivable commercial law applicable to creditors generally.

10. Validity of Letter Agreement; Entire Agreement. This Letter Agreement constitutes a valid and binding agreement of the Company. This Letter Agreement supplements the Financing Agreement, the Convertible Notes and the Governing Documents and, in the event of a conflict between the provisions of this Letter Agreement and the Financing Agreement, the Convertible Notes or the Governing Documents, the provisions of this Letter Agreement shall control. This Letter Agreement, the Financing Agreement, the Convertible Notes and the Governing Documents and the documents referred to herein and therein constitute the entire agreement between the parties hereto relating to Investors’ investment in the Company.

11. Miscellaneous. This Letter Agreement and any controversy arising out of or relating to this Letter Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law. No amendment, alteration, modification of, or addition to this Letter Agreement will be valid or binding unless expressed in writing and signed by the parties. This Letter Agreement may be executed in any number of counterparts, each of which need not contain the signature of more than one party but all such counterparts taken together shall constitute one and the same agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The provisions of this Letter Agreement are severable, and the invalidity or unenforceability of any provision will not affect the validity or enforceability of any other provision hereof.

[Signature page follows]

If the foregoing accurately sets forth our agreement regarding the foregoing matters, please indicate so by signing this Letter Agreement in the space provided, whereupon this Letter Agreement shall become a binding agreement by and among the Investors and the Company with respect to the subject matter thereof.

Sincerely,

ELEVATE CREDIT, INC.,
a Delaware corporation

By:	/s/ Kenneth E. Ress
Name: Kenneth E. Rees
Title: CEO

[Letter Agreement]

ACKNOWLEDGED AND AGREED:

VPC SPECIALTY LENDING INVESTMENTS INTERMEDIATE, L.P.

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	Authorized Signatory

VPC SPECIALTY FINANCE FUND I, L.P.

By:	VPC Specialty Finance Fund GP I, L.P.
Its:	General Partner

By:	VPC Specialty Finance Fund UGP I, LLC
Its:	General Partner

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	General Counsel

VPC INVESTOR FUND B, LLC

By:	VPC Investor Fund GP B, L.P.
Its:	Managing Member

By:	VPC Investor Fund UGP B, LLC
Its:	General Partner

By:	/s/ Scott R. Zemnick
Name:	Scott R. Zemnick
Title:	General Counsel

[Letter Agreement]